Exhibit 10.1

                       EXTENSION AGREEMENT


           THIS EXTENSION AGREEMENT (this "Agreement"), dated as of May 31, 2001, is made by and between EMERITUS PROPERTIES II, INC., EMERITUS PROPERTIES V, INC., EMERITUS PROPERTIES VII, INC., each a Washington corporation (the "Original Borrowers"), EMERITUS PROPERTIES III, INC., a Washington corporation (the "Additional Borrower", together with the Original Borrowers, each a "Borrower" and collectively, the "Borrowers"), each having an address c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121 and DEUTSCHE BANK AG, a bank chartered under the laws of the Federal Republic of Germany, acting by and through its New York Branch (together with its successor and assigns, the "Lender"), having an address at 31 West 52nd Street, New York, New York 10019 with reference to the following facts:

                            RECITALS

      A. Original Borrowers are indebted to Lender under that loan (the "Original Loan") made under that certain Credit Agreement by and among the Original Borrowers and Lender, dated as of April 29, 1998, pursuant to which Lender made a loan to Original Borrowers in the original principal amount of Fifty-Six Million Two Hundred and Eighty Six Thousand and No/100 Dollars ($56,286,000.00) (the "Original Credit Agreement").

     B. Original Borrowers and Additional Borrower are indebted to Lender under that loan (the "Additional Loan", and together with the Original Loan, the "Loan") made under that certain amendment to the Credit Agreement captioned "Amendment to Credit Agreement and Restatement of Article IX" by and among the Original Borrowers, the Additional Borrower and Lender, dated as of June 30, 1998, pursuant to which Lender amended the Original Credit agreement by, among other things, adding the Additional Borrower as a borrower and loaning the Original Borrower and the Additional Borrower an additional Sixteen Million Nine Hundred and Forty-Nine Thousand and No/100 Dollars (($16,949,000.00) (the "Amended Credit Agreement", together with the Original Credit Agreement, the "Credit Agreement").

      C. The Loan is evidenced by those certain Notes (the "Notes") and secured by, among other things, those certain Mortgages and Deeds of Trust (including amended and restated mortgages, mortgage modifications and assignments of mortgages) (the "Mortgages"), Security Agreements (the "Security Agreements"), Guarantees and Indemnities (the "Guarantees") executed in connection with the Loan. The Mortgages encumber those certain properties more particularly described therein (collectively, the "Properties," and each individually, a "Property"). The Properties are owned by Borrower. The Notes, Mortgages, Security Agreements, Guaranties and all other documents and agreements evidencing, securing, or otherwise relating to the Loan (including this Agreement and the Credit Agreement) are hereinafter collectively referred to as the "Loan Documents."

     D. Lender is the owner and holder of the Notes, the beneficiary under the Mortgages and the owner of the Loan.

     E.    Pursuant  to  Sections 1.01 and  2.03  of  the  Credit
Agreement, the Maturity Date (as defined in the Credit Agreement) for the Loan was April 29, 2001.

     F. Borrowers and Lender entered into that certain letter agreement (the "Pre-Negotiation Agreement") on or about January 30, 2001, a copy of which is attached hereto as Exhibit "A," regarding certain negotiations and discussions (the "Discussions").

     G. Borrowers and Lender also entered into that certain Short Term Extension Agreement dated April 24, 2001, whereby the Maturity Date of the Loan was extended to May 29, 2001, that Second Short Term Extension Agreement, dated May 29, 2001, whereby the Maturity Date was further extended to May 30, 2001 and that [Third] Short Term Extension Agreement, dated May 30, 2001, whereby the Maturity Date was further extended to May 31, 2001.

     H. Borrowers have now requested that Lender further extend the Maturity Date to allow Borrowers more time to pay back the Loan in full.

      I. Lender is willing to accede to such request on the terms hereinafter set forth.

     J. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound, each Borrower and the Lender agree as follows:

     1.    Request  of  Extension  of Maturity  Date.   Borrowers
hereby request to further extend the Maturity Date of the Loan in accordance with the terms and conditions of this Agreement.

      2. Extension of Maturity Date by Lender. Subject to the terms and conditions set forth in Section 6 hereof and all other terms and conditions of this Agreement and the default provisions of Section 9 hereof, Lender shall extend the Maturity Date for all purposes under the Loan Documents as set forth herein.

     3.    No Waiver.  The obligation of the Lender set forth  in
Section 2 of this Agreement to extend the Maturity Date shall not constitute a waiver of (i) any default under the Loan Documents or (ii) any rights and/or remedies available to the Lender under the Loan Documents or applicable law.

     4. No Further Extension Implied. Neither the agreement of the Lender set forth in Section 2 of this Agreement to extend the Maturity Date, nor the performance by any of the Borrowers of any or all of their obligations under this Agreement, shall constitute or be deemed to constitute an obligation or agreement on the part of the Lender, express or implied, to further extend the Maturity Date beyond any applicable Maturity Extension Periods, as defined below.

     5. Principal Amount and Legal Fees. Borrowers hereby acknowledge that (i) as of May 31, 2001, the outstanding principal amount of the Loan is $73,235,000 (the "Principal") and
(ii) Lender is incurring legal fees and costs in connection with the extension of the Maturity Date (the "Legal Fees"), including without limitation legal fees incurred in connection with the preparation and negotiation of this Agreement, which are properly chargeable to Borrowers under and secured by the Loan Documents, and that any such amount of the Legal Fees not paid to Lender's legal counsel pursuant to Section 6(a)(iv) hereof shall be paid to Lender's counsel within five (5) days of receipt of any invoices from Lender's counsel.

     6.   Required Payments and Other Obligations of Borrowers.

          (a)  First Maturity Extension Period.

               (i) On or before June 8, 2001, the Borrowers shall pay to Lender in good funds the sum of $375,000 (the "First Extension Fee") in exchange for which the Lender shall extend the Maturity Date for all purposes under the Loan Documents, subject to the terms and conditions of this Agreement, until December 14, 2001 (the "First Extended Maturity Date").

               (ii) During the period from May 1, 2001 to the First Extended Maturity Date (the "First Maturity Extension Period"), the unpaid principal amount on the Loan shall accrue interest at the rate of the Eurodollar Rate plus 3% (the "First Extension Rate") until the earlier of (x) the payment in full of the outstanding principal amount of the Loan and any accrued interest or other amount then due and owing by the Borrowers to the Lender under or in relation to the Loan Documents, (y) the occurrence of a default or Event of Default (as defined below) hereunder, or (z) the end of the First Maturity Extension Period. During the First Maturity Extension Period, interest payments shall continue to be due and payable under the schedule, terms and conditions set forth in the Credit Agreement, though at the First Extension Rate. On or before June 5, 2001, Borrowers shall pay an interest payment to the Lenders equal to the interest payment they would have paid under the Credit Agreement on such date if interest on the principal amount of the Loan had continued to accrue at the non-default rate (the "June 5 Interest Payment"). On or before June 8, 2001, Borrowers shall pay the difference between the June 5 Interest Payment and the interest payment on the Loan that would have been due and payable on June 1, 2001 calculated under the First Extension Rate. Interest payments thereafter shall be made by the applicable Interest Payment Date at the then applicable interest rate under this Section 6.

               (iii) On or before June 8, 2001 and on the first day of each month thereafter during the period from June 1, 2001 through and including May 1, 2002, the Borrowers shall also pay in good funds additional principal payments in the amount of $200,000 per month (the "Additional Principal Payments") that shall reduce the overall amount of the Principal correspondingly upon Lender's receipt of each payment; provided, however, that such Additional Principal Payments shall be deemed to be allocated toward the Allocated Loan Amount of either (x) the Concorde, Las Vegas, Nevada property (the "Concorde Property") or (y) any other Property at the Lender's sole discretion; provided Lender provides notice to which Property such Additional Principal Payments shall be allocated. Accordingly, for purposes of effecting a Partial Release pursuant to Section 8.02 of the Credit Agreement, such Additional Principal Payments shall only be credited toward the Release Price of the Concorde Property or the Release Price of such other Property as Lender chooses in its sole discretion.

               (iv) On or before June 8, 2001, the Borrowers shall pay to Lender's counsel, Steptoe & Johnson, LLP, in good funds the sum of $20,000.00 as partial payment for Lender's legal fees and expenses in connection with the extension of the Maturity Date.

          (b)  Second Maturity Extension Period

               (i)   At  any time on or before the First Extended
          Maturity Date, as long as there is no default or Event of Default (as defined hereinafter) hereunder, Borrowers shall be permitted to extend the First Extended Maturity Date for all purposes under the Loan Documents, subject to the terms and conditions of this Agreement, to May 31, 2002 (the "Second Extended Maturity Date"), by either (x) paying to Lender in good funds the sum of Thirty Million Dollars ($30,000,000.00) (the "Second Extension Amount"), (y) securing and providing evidence of a final commitment from HUD or other lender to the Borrowers to provide take-out financing (the "Take-Out Financing") that shall at least include take-out financing for the three properties referred to as the Willows (Puyallup), La Casa Grande and Spring Meadows (the "Three Properties") or any combination thereof, in an amount that is sufficient for Borrower to be able to pay Lender in full at least the Second Extension Amount plus an amount equal to the sum of the Allocated Loan Amounts of the other Properties (other than the Three Properties) included in such Take-Out Financing (whether by the Take-Out Financing alone or through a combination of the Take-Out Financing and other funds from the Borrowers), provided that the Take-Out Financing shall fund and the Second Extension Amount be paid to Lender within 90 days of the issuance of the commitment, and in any event on or before March 15, 2002, and provided further that such date may be extended an additional 30 days if reasonably necessary to effect the transfer of licenses required to operate such Property or Properties as assisted living facilities if such transfer is a condition to the Take-Out Financing, or (z) entering into a sale and purchase agreement with a third-party buyer for the sale of at least the Three Properties or any combination thereof (a "Sale") such that the proceeds from such Sale together with other funds to be advanced by the Borrowers shall be at least sufficient to pay the Second Extension Amount plus an amount equal to the sum of the Allocated Loan Amounts of the other Properties (other than the Three Properties) included in the Sale, provided that the consummation of such Sale shall occur within 90 days of execution of the sale and purchase agreement, and in any event on or before March 15, 2002, and provided further that such date may be extended an additional 30 days if reasonably necessary to effect the transfer of licenses required to operate such Property or Properties as assisted living facilities if such transfer is a condition to the Sale. If the Second Extension Amount is not paid to the Lender on or before the First Extended Maturity Date or the Second Extension Amount is not paid by the 90-day periods (or the additional 30-day periods if applicable) specified in the immediately preceding sentence in relation to the Take-Out Financing or Sale, the Loan and any other amounts due and owing by the Borrowers to the Lender under or in relation to the Loan Documents will be due and payable in full on the First Extended Maturity Date or immediately upon the expiration of the 90-day periods (or the additional 30-day periods if applicable) specified in the preceding sentence, respectively.

               (ii) The payment of the Second Extension Amount, upon receipt by Lender, shall be applied as a reduction in the outstanding principal amount of the Loan.

               (iii) Notwithstanding Section 8.02 of the Credit Agreement, if the payment of an amount equal at least to the Second Extension Amount is paid to the Lenders in accordance with this Section 6(b), the full amount of the Second Extension Amount shall be used to effect only the Partial Release of the Three Properties.

               (iv)  Notwithstanding Section 8.02 of  the  Credit
          Agreement,  Borrowers  shall  be  entitled  to   effect
          Partial Releases for any other Property, other than the Three Properties, at any time before an Event of Default hereunder, at a release price equal to the Allocated Loan Amount designated for such Property. Accordingly, any amounts received by any Take-Out Financing or through a Sale contemplated in Section 6(b)(i) in excess of the Second Extension Amount shall be paid by the Borrower to Lender toward the reduction of principal under the Loan and shall count toward effecting the Partial Release of such other Properties (other than the Three Properties) involved in such Take-
          Out   Financing  or  Sale  pursuant  to  this   Section
          6(b)(iv).

               (iv) During the period from the First Extended Maturity Date up to and including the Second Extended Maturity Date (the "Second Maturity Extension Period"), the unpaid principal amount on the Loan shall continue to accrue interest at the rate of Eurodollar Rate plus 3% (the "Second Extension Rate") until the earlier of
          (x) the payment in full of the then outstanding principal amount of the Loan and any accrued interest or other amount then due and owing by the Borrowers to the Lender under or in relation to the Loan Documents,
          (y) the occurrence of a default or Event of Default (defined below) hereunder, or (z) the end of the Second Maturity Extension Period. During the Second Maturity Extension Period, interest payments shall continue to be due and payable under the schedule, terms and conditions set forth in the Credit Agreement, though at the Second Extension Rate.

          (c)  Third Maturity Extension Period

               (i) At any time on or before the Second Extended Maturity Date, as long as there is no default or Event of Default hereunder, Borrowers shall be permitted to extend the Second Extended Maturity Date, for all purposes under the Loan Documents, subject to the terms and conditions of this Agreement, to May 31, 2003 (the "Third Extended Maturity Date") by paying the amount equal to one percent (1%) of the then outstanding principal amount on the Loan (the "Third Extension Fee"), where such Third Extension Fee, upon receipt by Lender, shall constitute a fee earned by the Lenders.

               (ii) During the period after the Second Extended Maturity Date up to and including the Third Extended
          Maturity Date (the "Third Maturity Extension Period," together with the First Maturity Extension Period and Second Maturity Extension Period, the "Maturity Extension Periods" and each individually, a "Maturity Extension Period"), the unpaid principal amount on the Loan shall continue to accrue interest at the rate of the Eurodollar Rate plus 4% (the "Third Extension Rate") until the earlier of (x) the payment in full of the then outstanding principal amount of the Loan and any accrued interest or other amount then due and owing by the Borrower to the Lender under or in relation to the Loan Documents, (y) the occurrence of a default or Event of Default (defined below) hereunder, or (z) the end of the Third Maturity Extension Period. During the Third Maturity Extension Period, interest payments shall continue to be due and payable under the schedule, terms and conditions set forth in the Credit Agreement, though at the Third Extension Rate.

               (iii)      On  the first day of each month  during
          the period from June 1, 2002 through and including May 1, 2003, the Borrowers shall also pay in good funds additional principal payments in the amount of $250,000 per month (the "Second Additional Principal Payments") that shall reduce the overall amount of the Principal correspondingly upon Lender's receipt of each payment; provided, however, that such Second Additional Principal Payments shall be deemed to be allocated toward the Allocated Loan Amount of either (x) the Concorde Property or (y) any other Property at the Lender's sole discretion, provided Lender provides notice to which Property such Additional Principal Payments shall be allocated. Accordingly, for purposes of effecting a Partial Release pursuant to Section 8.02 of the Credit Agreement, such Second Additional Principal Payments shall only be credited toward the Release Price of the Concorde Property or the Release Price of such other Property as Lender chooses in its sole discretion. The first payment under this Section 6(c)(iii) shall be due and payable on June 1, 2002.

           (d) The Borrowers shall pay to Lender in good funds all costs and expenses incurred by Lender in obtaining (i) title endorsements insuring that its first priority lien position in the Properties is not affected by this Agreement or the terms hereof and the title insurance policies remain valid and effective or (ii) new title policies insuring that Lender has first priority lien position in the Properties (either of the foregoing, the "Title Insurance Fees"). Borrowers shall pay to Lender such Title Insurance Fees within five (5) days of receiving any invoice from Lender for such amounts.

      7. Deed in Escrow. Upon thirty (30) day's prior written notice from the Lender, as further consideration for the agreement of the Lender to extend the Maturity Date under the Loan Documents pursuant to Section 2 of this Agreement, Borrowers agree to deliver to Lender's counsel deeds and certain other documents conveying the Properties (the "Escrowed Property") and all fixtures and personal property related thereto to the Lender or Lender's assignee.

           (a) The Borrowers shall execute and deliver to Lender's counsel, Steptoe & Johnson LLP, in escrow, the following documents (with the date and grantee left blank) related to the conveyance of the Escrowed Property, which documents shall be delivered out of escrow to the Lender, at Lender's sole discretion upon Lender's written request to Lender's counsel and only upon or after the occurrence of a default or an Event of Default (as hereinafter defined), subject to any applicable cure or remedy periods provided for in the Loan Documents, all of which shall be satisfactory in all respects to Lender in its sole and absolute discretion (the "Conveyance Documents"):

                      (i)             special warranty deeds (the
                 "Deeds")  conveying  title  to  the     Escrowed
                 Property;

                        (ii)        blanket conveyances, bills of
sale and assignments                              conveying title
to   all   personal  property  located  on  or  related  to   the
Escrowed Property;

               (iii)     assignments of rents and leases;

               (iv) title affidavits/indemnities;

                        (iv)   certificates of nonforeign status;
and

                         (v)           resolutions  of  Borrowers
authorizing  the conveyance of the                       Escrowed
Property pursuant to this Agreement.

           (b) Concurrently with the execution and delivery of the Conveyance Documents, Borrowers shall deliver to Lender certified true copies of all of the following items relating to the Escrowed Property, all of which items shall be in form and content satisfactory to Lender (the "Property Documents"):

               (i) an inventory of equipment located on the Escrowed Property or used in connection with the operation, use, ownership, maintenance or repair of the Escrowed Property, specifying whether such equipment is owned or leased by the Borrowers or by a person claiming by or through Borrowers;

               (ii) any   insurance  policies  relating  to   the
                    Escrowed Property;

               (iii)        all   warranties,   guaranties    and
                    assurances given by third parties with respect to any part of the Escrowed Property or the equipment, including those given in connection with the renovation of the Escrowed Property or any portion thereof;

               (iv) all  certificates of occupancy, licenses  and
                    other   governmental   permits   issued    in
                    connection with the Escrowed Property;

               (v)  all   drawings,  engineering  reports,  maps,
                    plans  and  specifications and other  similar
                    matters   with   respect  to   the   Escrowed
                    Property;

               (vi) all surveys of the Escrowed Property;

               (vii)      all  leases,  tenancies  and  occupancy
                    agreements  with  respect  to  the   Escrowed
                    Property;

               (viii)      any   tax  assessments,  notices   and
                    statements including the most recent tax bill
                    and   paid  receipts  with  respect  to   the
                    Escrowed Property;

               (ix) a list of all claims or causes of action that
                    Borrowers have or may have in respect to the Escrowed Property;

               (x)  a list of all suits and proceedings currently
                    pending and all written claims made by third-
                    parties   with   respect  to   the   Escrowed
                    Property;

               (xi) copies  of  all proffers, bonds, sureties  to
                    which the Borrowers are bound or under which the Borrowers have any continuing outstanding obligations;

               (xii)       all  books  and  records  relating  to
                    contracts or other agreement including, without limitation, service, equipment, maintenance, management and employee contracts and agreements pertaining to the Escrowed Property or the operation of the Escrowed Property; and

               (xiii)    such other documents and items as may be
                    reasonably requested by Lender.

          (c) All of the Conveyance Documents shall be placed in escrow without an effective date or a transferee designated thereon. Steptoe & Johnson LLP, or Lender's then current counsel, is hereby authorized to fill in the grantee and an effective date on each such Conveyance Document held in escrow, which effective date, in each event, shall be the date on which a default or an Event of Default (as hereinafter defined) occurs.

      8.    Representations and Warranties.  In order  to  induce
Lender to enter into this Agreement, each Borrower hereby acknowledges, represents, and warrants to Lender as follows:

          (a) The Borrowers are each duly formed, validly existing, and in good standing under the laws of the State of Washington with powers adequate to own the Properties, to carry on the business conducted by it, to enter into and perform this Agreement and the other documents and instruments executed and delivered in connection herewith, and to carry out the transactions contemplated hereby and thereby.

          (b) The execution and delivery of the Loan Documents by the Borrowers and the performance of the obligations of the Borrowers hereunder and thereunder have been duly authorized by proper corporate or partnership action or such authorization shall be obtained by each Borrower on or before June 15, 2001.

          (c) The Borrowers have no defenses, affirmative defenses, setoffs, claims, counterclaims, actions, or causes of action of any kind or nature whatsoever against Lender, any predecessor in interest or any of their respective past, present, or future directors, officers, employees, agents, attorneys, legal representatives, predecessors, affiliates, successors, or assigns directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of the Loan or any of the terms of any of the Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Loan, any of the Loan Documents, or any part thereof, including the servicing of the Loan.

          (d) Insurance policies complying with the terms of the Loan Documents are in full force and effect.

          (e) All financial statements heretofore delivered by the Borrowers to Lender are true, correct, and complete, do not contain any untrue statement of material fact, and do not omit any fact necessary to make the information contained therein not misleading.

          (f) There are no agreements to sell or convey any portion of any of the Properties or any rights thereto or interest therein to any party, including, without limitation, any government or governmental agency.

          (g) There is no litigation, at law or in equity, or any proceeding before any federal, state, or other governmental or administrative agency or any arbitrator pending or, to the knowledge of Borrowers, threatened against any of the Borrowers nor any other litigation or proceeding pending or, to the knowledge of Borrowers, threatened affecting any Property which has not been disclosed to Lender in writing.

          (h) Borrowers are in compliance with all material laws, ordinances, rules, and regulations of all governmental entities (and all agencies, bodies, and subdivisions thereof) bearing upon the ownership or operation of the Properties, and Borrowers have not received any notice of noncompliance from any such governmental entity with respect to any of the Properties.

          (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, has constituted or resulted in or will constitute or result in a breach of the corporate charter or by-laws of the any of the borrowing entities, or the violation of any law, order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency, or instrumentality applicable to Borrowers, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions, or provisions thereof, or will constitute a default under, any indenture, mortgage, instrument, document, agreement, or contract of any kind to which Borrowers may be bound or subject.

          (j) Borrowers have derived direct benefits from this Agreement and the transactions contemplated hereby.

          (k) All documents, reports, certificates, and statements furnished to Lender by or on behalf of Borrowers in connection with the transactions contemplated hereby are true, correct, and complete; do not contain any untrue statement of material fact; and do not omit any fact necessary to make the information contained therein not misleading.

          (l) To the best of Borrowers' knowledge, based upon the prepared reports and information that has come to its attention during Borrowers' ownership of the Properties, the premises upon which the Properties are located are free from all environmental hazards.

          (m) All property taxes and other taxes, assessments, levies, license fees, permit fees and all other charges heretofore levied, assessed, confirmed, or imposed upon, or in respect of, or which might become a lien upon, any of the Properties has been paid in full.

          (n)   All  representations and warranties in  the  Loan
Documents were true and correct when given and remain true and correct.

     The continued validity in all respects of all representations and warranties made in the Loan Documents, this Agreement and all other documents delivered by the Borrowers in connection with this Agreement will be a condition precedent to Lender's obligations and agreements created by this Agreement.

     9. Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement and Lender's agreement to extend the Maturity Date shall automatically terminate, without further act or instrument:

          (a) Failure of any Borrower to comply with any term, condition, or covenant in this Agreement or the Pre-Negotiation Agreement, including without limitation, any failure by Borrowers to pay the outstanding principal amount, interest and all other amounts due and owing under or in relation to the Loan Documents by the Borrowers upon the expiration of the Third Maturity Extension Period, or failure to pay the outstanding principal balance, interest and all other amounts due and owing under or in relation to the Loan Documents by the Borrowers upon the expiration of any of the earlier Maturity Extension Periods if Borrowers have failed to satisfy the terms and conditions in
Section 6 for a subsequent Maturity Extension Period.

          (b)   Any default by any Borrower under any of the Loan
Documents.

          (c) Entry of a judgment or filing of a lien against any Borrower or any of their properties, which remains unpaid, unstayed, unbonded, undischarged, or undismissed for a period longer than thirty (30) days.

          (d) Failure of any Borrower to execute and/or deliver any of the documents provided for in this Agreement or any other documents reasonably required by Lender.

          (e) Failure of any Borrower to observe or perform any covenant, agreement, term, or condition of this Agreement, as and when provided herein.

          (f) If any representation or warranty made herein, in any Loan Document, or in any report, certificate, financial statement or other instrument or document furnished in connection with this Agreement or contemplated hereby, shall prove to have been materially false or misleading on the date as of which it was made.

          (g) If any Borrower shall: (1) make a general assignment for the benefit of creditors; (2) file a voluntary petition or a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation statute or law, or make or file an answer admitting material allegations of a petition filed against it in any proceeding under any such law; (3) fail to cause to be dismissed any bankruptcy proceedings commenced against it within sixty (60) days after commencement of the same; or (4) have entered against it an order, judgment, or decree of any court of competent jurisdiction, approving a petition seeking reorganization of assets or appointing a receiver, trustee, or liquidator for any assets.

          (h) The levying of any execution or attachment or the institution of any foreclosure proceeding against any assets of any Borrower which is not set aside within thirty (30) days.

          (i) An Event of Default as defined under Section 6.01 of the Credit Agreement, except as otherwise provided in this Agreement with respect to maturity dates and payment of specified interest and fees pursuant to this Agreement.

          (j) Lender hereafter becomes aware of any fact or circumstances that Lender believes in good faith is reasonably likely to impair Lender's security, or any material misrepresentation made by any Borrower in connection with this Agreement, including the attachments hereto.

          (k) Any Borrower breaches any term or condition in the Pre-Negotiation Agreement;

provided, however, that in the case of any Event of Default arising from any Non-Monetary Default or arising out of the failure to pay the Title Insurance Fees or Legal Fees on a timely basis pursuant to this Agreement, such Event of Default shall not be deemed to occur unless Lender has provided notice thereof to Borrower and Borrower has failed to remedy such Event of Default within 5 days of receipt of notice from Lender (the "Cure Period"). If Borrower has failed to remedy such Event of Default within the Cure Period, the Event of Default shall be deemed to have occurred on the date notice was given by Lender. For purposes of this Section 9, a "Non-Monetary Default" shall mean any Event of Default other than an Event of Default arising from the failure to timely pay the outstanding principal of the Loan, the applicable interest payments under the Loan Documents, or any other payments required under the Loan Documents, including without limitation, the First Extension Fee, the Second Extension Amount and the Third Extension Fee.

     10.  Remedies.

          (a) Upon the occurrence of any Event of Default, immediately and without further notice, the obligation and agreements of Lender set forth in this Agreement shall terminate, the Loan shall be deemed accelerated and due and payable in full, with interest to then begin accruing at the Default Rate pursuant to Section 2.05(b) of the Credit Agreement upon the occurrence and during the continuance of an Event of Default, and Lender shall have the right to exercise any and all rights and remedies available to it hereunder, under the Loan Documents, including but not limited to the right to charge the Default Rate, or under applicable law to the same extent as though this Agreement had not been executed, without regard to any notice or cure period contained therein or otherwise available.

          (b) In furtherance of the provisions of subsection 10(a) above, but not in limitation thereof, upon the occurrence of a default or an Event of Default, at the option of Lender, the Conveyance Documents shall be delivered to Lender or Lender's assignee and become valid and effective. If Lender elects to have the Conveyance Documents become valid and effective, Borrowers within five (5) days after written request, shall execute such other documents as Lender or its assignee may reasonably request and as may be necessary or customary in connection with the conveyance of property and shall deliver the Escrowed Property to Lender or its assignee in a manner specified by Lender or its assignee in written instructions to Borrowers.

          (c) Borrowers consent to the appointment of a judicial receiver to take possession of all of the Property immediately upon the occurrence of any default or Event of Default.

            (d) All rights and remedies available to Lender under any of the Loan Documents, and applicable law may be asserted concurrently, cumulatively, or successively, from time to time, as long as any indebtedness or obligations under the Loan Documents shall remain unpaid or outstanding.

     11. Credit Against Indebtedness. If the Lender elects to have the Conveyance Documents become valid and effective, then, (a) Borrowers shall be entitled to a credit (the "Property Credit") against the amounts owing under the Loan Documents (to be applied
to  such  amounts  in the sole and absolute  discretion  of   the
Lender) in an amount equal to the value of the Property as of the time such Conveyance Documents become valid and effective, (b) Borrowers shall remain liable for all amounts owing under the Loan Documents less the Property Credit (the "Agreed Deficiency") and (c) Lender shall have the right to pursue an action and obtain a judgment against Borrowers for the Agreed Deficiency.
In the event that Lender does not elect to have the Conveyance Documents become valid and effective, then (a) Borrowers shall remain liable for all amounts owing under the Loan Documents, (b) Borrowers shall not be entitled to any credit against the amounts owing under the Loan Documents, and (c) Lender shall have the right to pursue any and all of its rights and remedies against
Borrowers   under   the  Loan  Documents  and   applicable   law.
Notwithstanding the foregoing provisions of this Section 11 to the contrary, in the event that the Lender elects to have the
Conveyance  Documents  become  valid  and  effective   and   such
conveyance is later voided by a court of competent jurisdiction, then Borrowers agree that any credit made by Lender pursuant to the provisions of this Agreement shall be deemed null and void, ab initio, and Borrowers shall be liable for all amounts owing under the Loan Documents.

      12. Discussions. All Discussions shall continue to be subject to the terms of the Pre-Negotiation Agreement which is hereby ratified and affirmed by all parties hereto. Without limitation of the foregoing, no party shall be under any obligation to reach any agreement or to pursue the Discussions, and no obligation shall be created by reason thereof.

     13. Only Written Amendments. This Agreement may be amended only by a written amendment, fully executed and delivered by the parties hereto.

       14. Loan Documents Still in Force. Notwithstanding anything to the contrary in this Agreement, the Loan Documents are in full force and effect in accordance with their respective terms, remain valid and binding obligations of Borrowers and have not been modified or amended, and are hereby reaffirmed and ratified by the parties hereto. The liens, security interests and assignments created by the Loan Documents are and continue to be valid, effective, properly perfected, enforceable and are hereby ratified and confirmed in all respects.

      15. No Waiver of Rights Under Loan Documents. Neither the failure nor delay by Lender to exercise its remedies nor the acceptance of partial payments or the payments described in this Agreement or any other partial performance nor any Discussions (whether any of the foregoing is before or after the date of this Agreement) nor any provision of this Agreement shall amend, modify, supplement, extend, delay, renew, terminate, waive, release or otherwise limit or prejudice Lender's rights and remedies or Borrowers' obligations under the Loan Documents (including, but not limited to, Lender's right to receive full payment of principal and interest as well as late charges, delinquent interest, attorneys' fees and expenses, and other charges to the extent provided in the Loan Documents) except that, without modifying or amending the Loan Documents, Lender agrees to extend the Maturity Date of the Loan to the extent specifically provided in this Agreement, nor shall it affect the priority of Lender's security interest in the Property. In particular, Borrowers understand that nothing referred to above shall operate to prohibit, restrict or otherwise inhibit Lender from exercising any right or remedy it may have under the Loan Documents (except that Lender agrees to extend the Maturity Date of the Loan to the extent specifically provided in this
Agreement) or constitute a cure of any existing default and, without limitation, shall not extend any applicable reinstatement or redemption period.

       16. No Defenses. Borrowers hereby acknowledge that Borrowers have no defenses of any nature whatsoever to any defaults or the enforcement of the Loan Documents and Borrowers have no claims, counterclaims or offsets against Lender in respect of the Loan, or which could be asserted against Lender by reason of any act, conduct or omission of Lender, nor shall this Agreement or the Maturity Date extensions contemplated by this Agreement give rise to any such defenses, claims, counterclaims or offsets.

     17.  Release of Claims by Borrowers.

           (a) Release of Lender. Each Borrower, for themselves and their successors, and assigns, hereby knowingly and voluntarily RELEASES, DISCHARGES, and FOREVER WAIVES and RELINQUISHES any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or may assert now or in the future against the Lender, its parents or subsidiaries, predecessors in interest, or any of their past, present, or future directors, officers, employees, agents, attorneys, legal representatives, predecessors, affiliates, successors, or assigns, directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of the Loan, the administration of the Loan or any of the terms of any of the Loan Documents, or which was related or connected in any manner, directly or indirectly, to the Property, the Loan or the Loan Documents, or any part thereof. Each Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted. Each Borrower hereby further acknowledges and agrees that, to the extent that any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to such Borrower of the covenants and obligations of Lender contained in this Agreement and the other documents and instruments executed and delivered in connection herewith substantially and materially exceeds any and all value of any kind or nature whatsoever of any such claims.

            (b)   No  Assignment.   Each  Borrower  warrants  and
represents to Lender that such Borrower has not sold, assigned, transferred, conveyed or otherwise disposed of any claims which are the subject of this Section.

           (c) Discovery of Unknown or Different Facts. Each Borrower acknowledges and agrees that the facts with respect to which the release of claims contained in this Section is executed may hereafter be found to be different from the facts now believed by such Borrower to be true, and such Borrower expressly accepts and assumes the risks of such possible differences and agrees that the release of claims contained in this Section shall be and remain effective notwithstanding such differences in facts.

     18.  Bankruptcy.

          (a) Statement of Intent. Each Borrower warrants and represents to the Lender that such Borrower has no present intent
(i) to file any voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code or directly or indirectly to cause the Borrower, or any other person or entity that may hereafter own any interest in, or claim any beneficial interest in, the property, to file any voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code or to have any involuntary petition in bankruptcy filed against it under any Chapter of the Bankruptcy Code or (ii) in any manner directly or indirectly to cause such Borrower, or any other person or entity that may hereafter own any interest in, or claim any beneficial interest in, the Property, to seek relief, protection, reorganization, liquidation, dissolution, or similar relief for debtors under any federal, state, or local law, or in equity, or (iii) in any manner directly or indirectly to cause the Property to be the subject of any bankruptcy or insolvency proceedings or the property of any bankruptcy or insolvency estate.

          (b) Cash Collateral; Relief From Stay. Each Borrower further acknowledges and agrees that in the event the Properties or any portion thereof shall ever become the subject of any bankruptcy or insolvency estate, then Lender shall immediately become entitled, among other relief to which Lender may be entitled under the Loan Documents, and at law or in equity, to obtain upon ex parte application therefor and without further notice or action of any kind, (i) an order from the court prohibiting the use by the trustee in bankruptcy or by the Borrower as debtor in possession of Lender's "cash collateral" (as such term is defined in Section 363 of the Bankruptcy Code) in connection with the Loan, and (ii) an order from the Court granting immediate relief from the automatic stay pursuant to
Section 362 of the Bankruptcy Code so as to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents, and at law and in equity, and each Borrower further acknowledges and agrees that the occurrence or existence of any Event of Default under this Agreement shall, in and of itself, constitute "cause" for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code.

          (c) Waiver of Automatic or Supplemental Stay. Each Borrower acknowledges and agrees that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against such Borrower, Borrower shall not assert or request any other party to assert that the automatic stay provided by
Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce, or inhibit the ability of Lender to enforce any rights it has by virtue of this Agreement or the other Loan Documents, or any other rights Lender has, whether now or hereafter acquired, against any person or entity which is not a debtor in such bankruptcy proceedings or against any property owned by any such non-debtor; and further that, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against such Borrower, Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce, or inhibit the ability of Lender to enforce any rights it has by virtue of this Agreement or the other Loan Documents, or at law or in equity, or any other rights Lender has, whether now or hereafter acquired, against any person or entity which is not a debtor in such bankruptcy proceedings, or against any property owned by any such non-debtor.

          (d) Further Agreement. As additional consideration for Lender's execution of this Agreement, each Borrower agrees as follows: (i) in the event of a bankruptcy filing by or against such Borrower, it shall not reject this Agreement, nor contest any claim or assertion by Lender that this Agreement is binding on the parties hereto, and that valuable consideration has been received by such Borrower for this Agreement; (ii) Lender shall, at its option, receive immediate relief from the automatic stay provisions of the Bankruptcy Code following any bankruptcy petition which such Borrower may file or which may be filed against such Borrower, and in no event shall Borrower contest a motion to lift the automatic stay filed by Lender; and (iii) any contrary action taken by such Borrower with respect to the matters set forth above shall be deemed to be in bad faith and are agreed to constitute violations of Federal Rules of Civil Procedure 11 and Bankruptcy Rule 9011.

           (e) Representations. Each Borrower represents and warrants to Lender and agrees as follows: (i) Borrower has assured Lender that if the consensual out of court plan of reorganization contained in this Agreement cannot be carried out by Borrower in accordance with the terms of this Agreement, that Borrower intends to allow Lender to foreclose and exercise all of its other rights and remedies as a secured creditor; (ii) Borrower does not intend to file a bankruptcy petition and has no intention of seeking a non-consensual plan of reorganization in any bankruptcy forum; (iii) if Borrower is unable to reorganize its business and financial affairs prior to the occurrence of any Event of Default so that it is able to satisfy its obligations to Lender under this Agreement and the other Loan Documents, any further attempt or additional time to reorganize its financial affairs and to pay and perform its obligations to Lender would be fruitless and impracticable to achieve; (iv) any filing by Borrower of a voluntary petition in bankruptcy or the exercise of like or similar rights by Borrower prior to satisfaction of Borrower's indebtedness to Lender would be inconsistent with and contrary to the intentions of parties and made only with the intention of hindering, delaying or defrauding Lender in the enforcement of its rights as a secured creditor; (v) Borrower cannot formulate or implement a successful plan of reorganization in any such proceeding (whether in bankruptcy or under a like proceeding) which would adequately and sufficiently protect the rights of Lender or enable Borrower to satisfy its obligations to Lender; (vi) in light of the foregoing, any such filing would be made in bad faith as such term is used by courts in construing the Bankruptcy Code, as amended, as to Lender and only with the intention to hinder, delay or defraud Lender from exercising its rights and remedies as to the obligations of Borrower to Lender and the collateral securing such obligations; (vii) in light of the foregoing, if any voluntary or involuntary proceeding in bankruptcy or under like laws granting relief to Borrower is filed by or against Borrower, Lender shall have the right to seek and obtain immediate relief from any stay as to the Property and the other collateral for the obligations secured thereby and to have the exclusivity period for the filing of any plan of reorganization terminated, and Borrower shall be estopped from objecting to or opposing in any manner the relief requested by Lender or the termination of any such exclusivity period in a bankruptcy proceeding; and (viii) Borrower will not solicit, assist or encourage any third party to file an involuntary bankruptcy petition against Borrower. Lender is relying on, among other things, the representations and warranties contained in this Section in entering into this Agreement.

          (f) Proof of Claim. Notwithstanding anything to the contrary herein contained, in the event of a filing under any chapter of the Bankruptcy Code by or against the Borrowers, Lender shall be entitled to file a proof of claim in such bankruptcy case(s) in the full amount equal to the then-outstanding indebtedness evidenced by the Loan Documents.

      19. Lender's Costs and Expenses. Nothing herein shall (a) diminish or otherwise limit any obligation Borrowers may have under the Loan Documents with respect to payment of Lender's costs and expenses, or (b) prevent Lender from requiring Borrowers to pay all such costs and expenses.

     20. REVIEW BY EACH BORROWER WITH INDEPENDENT COUNSEL. EACH BORROWER ACKNOWLEDGES AND AGREES THAT (A) BORROWER HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THIS AGREEMENT;
(B) BORROWER HAS EXECUTED THIS AGREEMENT FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH BORROWER'S INDEPENDENT LEGAL COUNSEL AND AFTER HAVING HAD ALL OF THE TERMS OF THIS AGREEMENT EXPLAINED TO IT BY ITS INDEPENDENT LEGAL COUNSEL; (C) THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT ARE REASONABLE, NOT CONTRARY TO PUBLIC POLICY OR LAW, AND HAVE BEEN INTENTIONALLY, INTELLIGENTLY, KNOWINGLY, AND VOLUNTARILY AGREED TO BY BORROWER;
(D) THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT HAVE BEEN AGREED TO BY BORROWER WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, INCLUDING FULL KNOWLEDGE OF THE SPECIFIC NATURE OF ANY RIGHTS OR DEFENSES WHICH BORROWER HAS AGREED TO WAIVE OR RELEASE PURSUANT TO THIS AGREEMENT;
(E) BORROWER HAS HAD A FULL AND ADEQUATE OPPORTUNITY TO NEGOTIATE THE TERMS CONTAINED IN THIS AGREEMENT; (F) BORROWER IS EXPERIENCED IN AND FAMILIAR WITH LOAN TRANSACTIONS OF THE TYPE EVIDENCED BY THIS AGREEMENT; AND (G) THE WAIVERS AND RELEASES
CONTAINED IN THIS AGREEMENT ARE MATERIAL INDUCEMENTS TO THE LENDER'S EXECUTION OF THIS AGREEMENT, AND THE LENDER HAS RELIED ON SUCH WAIVERS AND RELEASES IN ENTERING INTO THIS AGREEMENT AND WILL CONTINUE TO RELY ON SUCH WAIVERS AND RELEASES IN ANY RELATED FUTURE DEALINGS WITH BORROWER.

      21. Survival; Successors and Assigns. All covenants, agreements, representations, and warranties made in this Agreement and in the Loan Documents shall survive the execution of this Agreement and shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, but this shall not be deemed to permit assignment by the Borrowers of any or all of its interests in the Property or any part thereof. All covenants, agreements, representations, and warranties by or on behalf of the Borrowers that are contained in this Agreement or any of the Loan Documents shall inure to the benefit of Lender and its successors and assigns and shall bind Borrowers and their respective heirs, personal representatives, successors, and assigns. Borrowers may not assign this Agreement or any of their rights hereunder.

      22.   Notices.   Any notice, demand or other  communication
which any party may desire or may be required to give to any other party shall be in writing, and shall be deemed given if and when personally delivered (personal delivery shall include delivery by messenger or expedited delivery service regularly providing proof of delivery, such as Federal Express or Airborne), if by facsimile, upon receipt by the sender of a confirmatory receipt of transmission provided a copy of such notice is promptly sent via any of the other methods set forth in this Section 22, or when delivered (whether accepted or refused) by United States registered or certified mail, postage prepaid and return receipt requested addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

     (a)  If to Lender:

          Deutsche Bank AG
          c/o Deutsche Bank Alex. Brown, Inc.
          31 West 52nd Street
          New York, New York 10019
          Attention:  CMBS Workout Department
          Phone:
          Fax:

          with a copy to (which shall not be notice hereunder):

          Steptoe & Johnson LLP
          1330 Connecticut Avenue, N.W.
          Washington, D.C.  20036-1795
          Attention:  Greg Yates, Esq.
          Phone:  202-429-8188
          Fax:  202-261-7557

     (b)  If to Borrowers:

          Emeritus Properties II, Inc.
          Emeritus Properties III, Inc.
          Emeritus Properties V, Inc.
          Emeritus Properties VII, Inc.
          c/o Emeritus Corporation
          3131 Elliott Avenue
          Suite 500
          Seattle, Washington 98121
          Phone:
          Fax:

      23. Miscellaneous. In the event of any dispute under this Agreement, the prevailing party or parties shall be entitled to recover all costs and attorneys' fees from the non-prevailing party or parties. Section headings used herein are for convenience only and shall not be used to interpret any term hereof. Masculine, feminine, or neuter gender and the singular and the plural number, shall each be considered to include the other whenever the context so requires. If any party consists of more than one person, each such person shall be jointly and severally liable.

     24. Access. Lender shall have the right, upon two (2) days notice, and at any time during normal business hours, to inspect the Property, or to inspect, audit, and transcribe the books, records, contracts, and insurance policies maintained by the Borrowers in connection with the Property or the Borrowers' business.

      25. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT AGREES THAT ANY SUIT, ACTION, OR PROCEEDING BROUGHT OR INSTITUTED BY ANY PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY ON OR WITH RESPECT TO THIS AGREEMENT, ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR WHICH IN ANY WAY RELATES, DIRECTLY OR INDIRECTLY, TO THE OBLIGATIONS UNDER THIS AGREEMENT OR ANY EVENT, TRANSACTION OR OCCURRENCE ARISING OUT OF OR IN ANY WAY CONNECTED THEREWITH, OR THE DEALINGS OF THE PARTIES WITH RESPECT THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT A JURY. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. BORROWERS ACKNOWLEDGE AND AGREE THAT THIS PROVISION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT BETWEEN THE PARTIES AND THAT THE LENDER WOULD NOT AGREE TO THE RESTRUCTURE OF OBLIGATIONS OR EXTENSION OF THE TIME OF PAYMENT IF THIS WAIVER OF JURY TRIAL PROVISION WERE NOT A PART OF THIS AGREEMENT.

      26. Authority. By execution hereof, each of the natural persons signing on behalf of the Borrowers hereby represent and warrant that each is fully authorized to act on behalf of Borrowers with respect to the Loan and to execute this Agreement on behalf of the Borrowers.

     27. Agent's Fees. The parties hereto represent and warrant, each to the other, that no broker or agent is entitled to receive a fee or has been engaged in any manner relating to the transactions contemplated herein, and that the transactions hereby contemplated are made without liability for any agent's or other similar fees. The parties hereto mutually agree to indemnify and hold each other harmless (including reasonable attorneys' fees) from claims of brokers or agents asserted by any of the other parties or any person or entity claiming through such other party as a result of dealings claimed to give rise to such liability.

     28. Entire Agreement. This Agreement and exhibits hereto, and other documents executed in connection herewith, constitute the entire agreement concerning this subject matter and supersedes any prior or contemporaneous representations or agreements not contained herein concerning the subject matter of this Agreement and there are no agreements, understandings, warranties or representations among the parties hereto except as set forth herein and in the other Loan Documents.

     29.   Binding  Effect.  This Agreement  will  inure  to  the
benefit    of   and   bind   the   respective   heirs,   personal
representatives, successors and permitted assigns of the parties hereto.

     30. Relationship of Parties. Nothing contained in this Agreement or the other Loan Documents constitutes or shall be construed as the formation of a partnership, joint venture, tenancy-in-common, or any other form of co-ownership between the Lender and Borrowers or any other person or the creation of any confidential or fiduciary relationship of any kind between the Lender and Borrowers or any other person. The Lender shall not be deemed to be a partner, joint venturer, co-tenant, trustee, or fiduciary with respect to Borrowers or any other person as a result of this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrowers acknowledge and agree that the Lender has at all times acted and shall at all times continue to be acting only as a lender to Borrowers within the normal and usual scope of activities of a lender.

     31. Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties hereto that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

     32.   Headings.   Paragraph or other headings  contained  in
this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

      33. Affiliates and Subsidiaries. Whenever used in this Agreement, the terms "affiliates" and "subsidiaries" mean and include any corporation, partnership, limited partnership, or joint venture in which at least 50% of the equity is owned directly or indirectly by the relevant party.

     34. Counterpart Execution. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to each other party to this Agreement.

     35.   Governing Law.  This Agreement shall be  governed  by,
interpreted and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without regard to the conflicts-of-laws provisions thereof except New York General Obligations Law
Section 5-1401 and Section 5-1402, regardless of the domicile of any party, and will be deemed for such purposes to have been made, executed and performed in the State of New York. All claims, disputes and other matters in question arising out of or relating to this Agreement, or the breach thereof, will be decided by proceedings instituted and litigated in a court of competent jurisdiction sitting in the State of New York, and the parties hereto hereby consent to the jurisdiction of those courts.

     36.  Consent to Jurisdiction; Service of Process.

           (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United State of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the other documents executed in connection with this Agreement or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court, or to the extent permitted by law, in such federal court. Each of the parties thereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right any party may otherwise have to bring any action or proceeding relating to this Agreement.

           (b) Each of the parties hereto irrevocably and unconditionally waives and agrees to not assert, by way of motion, as a defense or otherwise, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement to which it is a party in any New York state or federal court or that it is not personally subject to jurisdiction of the above-named courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (c) Each of the parties hereto hereby consents to service of process by registered mail or overnight courier service at the address to which notices to it are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or proceeding; provided, however, that nothing in this Section 36 shall affect the right of any such parties or their respective successors and assigns to serve legal process in any other manner permitted by applicable law.

     37. Further Assurances. Prior to and at all times following the execution of this Agreement, the Borrowers agree to execute and deliver, or to cause to be executed and delivered, such documents and to do, or cause to be done, such other acts and things as might reasonably be requested by Lender to assure that the benefits of this Agreement are realized.

     38. Recitals Incorporated by Reference. The "Recitals" set forth at the beginning of this Agreement are hereby acknowledged to be true and correct by the parties hereto and are incorporated into this Agreement.

     39. Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     40. Time of the Essence. Time is of the essence of each provision of this Agreement.


               [REST OF PAGE INTENTIONALLY BLANK]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal as of the date first above written.


                         BORROWERS:

                         EMERITUS PROPERTIES II, INC.

                         By   /s/Raymond R. Brandstrom
                              Name: Raymond R. Brandstrom
                              Title:    Vice President of Finance


                         EMERITUS PROPERTIES III, INC.

                         By   /s/Raymond R. Brandstrom
                              Name: Raymond R. Brandstrom
                              Title:    Vice President of Finance


                         EMERITUS PROPERTIES V, INC.

                         By   /s/Raymond R. Brandstrom
                              Name: Raymond R. Brandstrom
                              Title:    Vice President of Finance


                         EMERITUS PROPERTIES VII, INC.

                         By   /s/Raymond R. Brandstrom
                              Name: Raymond R. Brandstrom
                              Title:    Vice President of Finance


                         LENDER:

                         DEUTSCHE BANK AG

                         By   /s/Larry W. Carlson
                              Name: Larry W. Carlson
                              Title:   Attorney-in-Fact - DBAG

                         By   /s/Robert D. Burns
                              Name: Robert D. Burns
                              Title:   Director


                         ACKNOWLEDGED AND AGREED


                         GUARANTOR AND INDEMNITOR

                         EMERITUS CORPORATION

                         By   /s/Raymond R. Brandstrom
                              Name: Raymond R. Brandstrom
                              Title:    Vice President of Finance